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                         FARALLON COMMUNICATIONS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------
                (Amended and Restated as of December 31, 1996)

     I.        PURPOSE
               -------

               This Farallon Communications, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

     II.       DEFINITIONS
               -----------

               For purposes of administration of the Plan, the following terms shall have the meanings indicated:

               BOARD means the Board of Directors of the Corporation.
               -----

               CASH COMPENSATION means (i) the regular base salary paid to a
               -----------------
Participant by one or more Participating Companies during such individual's period of participation in the Plan; plus (ii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Cash Compensation shall not include any contributions (including Code Section 401(k) or Code
Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

               CODE means the Internal Revenue Code of 1986, as amended.
               ----

               COMMON STOCK means shares of the Corporation's common stock.
               ------------

               CORPORATE AFFILIATE means any parent or subsidiary corporation
               -------------------
of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

               CORPORATION means Farallon Communications, Inc., a Delaware
               -----------
corporation, and any corporate successor to all or substantially all of the assets or voting stock of Farallon Communications, Inc. which shall by appropriate action adopt the Plan.

               EFFECTIVE TIME means the time at which the Underwriting
               --------------
Agreement for the initial public offering of the Common Stock is executed and finally priced. The initial Offering Period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

               ELIGIBLE EMPLOYEE means any person who is regularly engaged for
               -----------------
a period of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3121(a) of the Code.
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               FAIR MARKET VALUE means, for the Effective Time at which the
               -----------------
initial Offering Period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the common stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the last preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

               1933 ACT means the Securities Act of 1933, as amended.
               --------

               1934 ACT means the Securities Exchange Act of 1934, as amended.
               --------

               OFFERING PERIOD means a period of approximately twenty-four (24)
               ---------------
months that commences on the first business day following each Semi-Annual Purchase Date, during which a Participant may be granted a purchase right.

               PARTICIPANT means any Eligible Employee of a Participating
               -----------
Corporation who is actively participating in the Plan.

               PARTICIPATING CORPORATION means the Corporation and such
               -------------------------
Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

               PLAN ADMINISTRATOR shall have the meaning given such term in
               ------------------
Article III.

               SEMI-ANNUAL PERIOD OF PARTICIPATION means each semi-annual
               -----------------------------------
period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each Offering Period. The first such semi-annual period (which may actually be more or less than six (6) months for the Initial Offering Period) shall extend from the Effective Time through the last business day in January 1997. Subsequent semi-annual periods shall be measured from the first business day of February to the last business day of July in the same calendar year and from the first business day of August to the last business day of January in the succeeding calendar year.

               SEMI-ANNUAL PURCHASE DATE means the last business day of January
               -------------------------
and July each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semi-Annual Purchase Date will be January 31, 1997.

     III.      ADMINISTRATION
               --------------

               The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of a committee (the "Plan Administrator") of two (2) or more non-employee Board members appointed by the Board. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code
Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

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     IV.       OFFERING PERIODS
               ----------------

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive or overlapping Offering Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection I of Article VII, Subsection A of Article IX or Subsection B of Article X.

               B. Each Offering Period shall have a maximum duration of twenty-four (24) months. The duration of each Offering Period shall be designated by the Plan Administrator prior to the start date. However, the initial Offering Period shall run from the Effective Time to the last business day of July 1998. The next Offering Period shall commence on the first business day of February 1997 and continue through the last business day of January 1999, and subsequent Offering Periods shall commence as designated by the Plan Administrator.

               C. The Participant shall be granted a separate purchase right for each Offering Period in which he or she participates, and each Participant may participate in more than one (1) Offering Period at any one time. Accordingly, a Participant may continue to participate in one Offering Period and also enroll in subsequent Offering Periods. The purchase right shall be granted on the date such individual first joins an Offering Period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of January and July of each year. Accordingly, each purchase right may be exercised up to two (2) times each year it remains outstanding.

               D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

               E. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different Offering Period.

     V.        ELIGIBILITY AND PARTICIPATION
               -----------------------------

               A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

     - An individual who is an Eligible Employee on the start date of any Offering Period under the Plan shall be eligible to commence participation in that Offering Period on such start date.

     - An individual who first becomes an Eligible Employee after the start date of any Offering Period under the Plan may enter any subsequent Offering Period on which he/she remains an Eligible Employee.

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               B.   In order to participate in the Plan for a particular
Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date for such Offering Period.

               C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Cash Compensation paid to the Participant during each Semi-Annual Period of Participation within the Offering Period, up to a maximum of fifteen percent (15%). However, if a Participant is participating in more than one Offering Period at any one time, the maximum authorized payroll deduction under the Plan remains fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

     - The Participant may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one
     (1) such reduction per Semi-Annual Period of Participation.

     - The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the Offering Period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form. If the Participant is participating in more than one Offering Period and Participant elects to increase his or her payroll deduction in any one Offering Period, the payroll deduction applicable to any other Offering Period shall be automatically reduced, such that the maximum payroll deduction for all concurrent Offering Periods remains fifteen percent (15%).

               D. In no event may any Participant's payroll deductions for any one Semi-Annual Period of Participation exceed Ten Thousand Dollars ($10,000.00).

               E. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

     VI.       STOCK SUBJECT TO PLAN
               ---------------------

               A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued in the aggregate under the Plan shall not exceed Five Hundred Thousand (500,000) shares (subject to adjustment under Section VI.B below).

               B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the

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

Plan, (ii) the class and maximum number of securities purchasable per Participant on any one (1) Semi-Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

     VII.      PURCHASE RIGHTS
               ---------------

               Each Eligible Employee who participates in the Plan for a particular Offering Period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such Offering Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               A.   PURCHASE PRICE.  Common Stock shall be purchasable on each
                    --------------
Semi-Annual Purchase Date within the Offering Period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's commencement date into that Offering Period or (ii) the Fair Market Value per share on that Semi-Annual Purchase Date.

               B.   NUMBER OF PURCHASABLE SHARES.  The number of shares
                    ----------------------------
purchasable per Participant on each Semi-Annual Purchase Date during the Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for the Semi-Annual Purchase Date (as determined in accordance with Subsection A above). However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed Two Thousand (2,000) shares, subject to periodic adjustment under Section VI.B.

               Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

               C.   PAYMENT.  Payment for Common Stock purchased under the Plan
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shall be effected by means of the Participant's authorized payroll deductions.
Such deductions shall begin with the first pay day following the Participant's Commencement into the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the outstanding balance credited to such account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

               D.   TERMINATION OF PURCHASE RIGHT.  The following provisions
                    -----------------------------
shall govern the termination of outstanding purchase rights:

     - A Participant may, at any time prior to the last five (5) business days of the next Semi-Annual Purchase Date, terminate his/her outstanding purchase right(s) under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

     - The termination of such purchase right shall be irrevocable, and a Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new Offering Period.

     - Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right(s) remains outstanding, then such purchase right(s) shall immediately terminate, and such individual (or the personal representative of the estate of a deceased Participant) shall have the following election with respect to the payroll deductions made to date in the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

     1)        to withdraw all of those deductions, or

     2) to have such funds held for the purchase of shares at the end of the Semi-Annual Period of Participation.

               If no such election is made within the thirty (30)-day period following such cessation of Eligible Employee status or (if earlier) prior to the last day of the Semi-Annual Period of Participation, then the collected payroll deductions shall be refunded as soon as possible. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status. If a Participant's ceases Eligible Employee status more than three (3) months prior to the last day of the Semi-Annual Period of Participation and elects to have funds held for the purchase of shares on such last date, then the Participant shall be required to satisfy all income and employment tax withholding requirements applicable to such purchase.

               E.   STOCK PURCHASE.  Shares of Common Stock shall automatically
                    --------------
be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Subsection D above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subsection B of this Article VII) at the purchase price in effect for that Semi-Annual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded to the Participant.

               F.   PRORATION OF PURCHASE RIGHTS.  Should the total number of
                    ----------------------------
shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

               G.   RIGHTS AS STOCKHOLDER.  A Participant shall have no
                    ---------------------
stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

               A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Corporation may provide for the issuance of such certificate in "street name" for immediate deposit in a Corporation-designated brokerage account established by the Participant.

               H.   ASSIGNABILITY.  No purchase right granted under the Plan
                    -------------
shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

               I.   CORPORATE TRANSACTION.  Should any of the following
                    ---------------------
transactions (a "Corporate Transaction") occur during the Offering Period:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

then each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common
                     -----
Stock on the Participant's commencement date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

               The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     VIII.     ACCRUAL LIMITATIONS
               -------------------

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

               B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

               - The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

               - No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one (1) or more of those purchase rights were at any time outstanding.

               - If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

               C. In the event there is any conflict between the provisions of this Article VIII and one (1) or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX.       AMENDMENT AND TERMINATION
               -------------------------

               A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders:

               - materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one (1) Semi-Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI; or

               - alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

               - materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

               B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

     X.        GENERAL PROVISIONS
               ------------------

               A. The Plan was adopted by the Board on April 16, 1996 and approved by the stockholders on May __, 1996. The Plan was subsequently amended and restated on December 31, 1996 to increase the number of shares issuable thereunder by 200,000 shares, subject to stockholder approval at the 1997 Annual Meeting. No Purchase Rights shall be exercised and no shares of Common Stock shall be issued hereunder on the basis of the 200,000 share-increase until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

               B.   The Plan shall terminate upon the earlier of (i) the last
                                                      -------
business day in July 2006 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

               C. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

               D. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

               E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                  SCHEDULE A
                                  ----------

                         CORPORATIONS PARTICIPATING IN
                         EMPLOYEE STOCK PURCHASE PLAN
                           AS OF THE EFFECTIVE TIME
                           ------------------------


                         Farallon Communications, Inc.